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                                 Exhibit 23.1

                        SCB Computer Technology, Inc.

                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-       ) pertaining to the SCB Computer Technology, Inc. 1997
Stock Incentive Plan of SCB Computer Technology, Inc. and in the related Prospectus, of our report dated June 9, 1997, (except for Note 12, as to which the date is June 30, 1997), with respect to the consolidated financial statements of SCB Computer Technology, Inc. included in its Annual Report Form 10-K for the year ended April 30, 1997.



                                          /s/ Ernst & Young LLP


Memphis, Tennessee
September 25, 1997